Exhibit 99.1

CONTACT INFORMATION:

FOR IMMEDIATE RELEASE	Sheila Blackwell Vice President, Communications & Public Affairs
703.227.8345
sheila_blackwell@sra.com

David Mutryn
Director of Investor Relations
703.502.7731
david_mutryn@sra.com
SRA Shareholders Approve Merger Agreement with Affiliates of Providence Equity Partners
FAIRFAX, Va., July 15, 2011 — SRA International, Inc. (NYSE: SRX), a leading provider of technology and strategic consulting services and solutions to government organizations and commercial clients, today announced that SRA shareholders, at a special meeting held earlier today, approved the proposal to adopt the previously announced merger agreement, dated March 31, 2011, among SRA and affiliates of Providence Equity Partners providing for the acquisition of SRA by an affiliate of Providence. The approval included both the affirmative vote of the holders of (i) a majority of the outstanding shares of common stock of SRA and (ii) a majority of the outstanding shares of Class A common stock of SRA (excluding shares beneficially owned, whether directly or indirectly, by Dr. Ernst Volgenau, the chairman of the board of directors of SRA), as required by the merger agreement.
At the special meeting of shareholders, there were 155,260,518 shares voted by proxy or in person, representing 94.7% of SRA’s total outstanding shares as of the June 13, 2011 record date. 94.7% of the total outstanding shares of common stock of SRA, and 81.3% of the total outstanding shares of Class A common stock of SRA (excluding shares beneficially owned, whether directly or indirectly, by Dr. Volgenau), in each case, as of the record date, were voted to approve the proposal to adopt the merger agreement, which represented 99.9% and 99.7%, respectively, of the shares that were voted at the special meeting.
The consummation of the acquisition of SRA by an affiliate of Providence remains subject to the satisfaction or waiver of a number of customary closing conditions set forth in the merger agreement and discussed in detail in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission by SRA on June 15, 2011.
About SRA International, Inc.
SRA and its subsidiaries are dedicated to solving complex problems of global significance for government organizations and commercial clients serving the national security, civil government, health, and intelligence and space markets. Founded in 1978, the company and its subsidiaries have expertise in such areas as cyber security; disaster response planning; enterprise resource planning; environmental strategies; IT systems, infrastructure and managed services; learning technologies; logistics; public health preparedness; public safety; strategic management consulting; and systems engineering.

SRA and its subsidiaries employ approximately 7,000 employees serving clients from its headquarters in Fairfax, Va., and offices around the world. For additional information on SRA, please visit www.sra.com.
About Providence Equity Partners
Providence Equity Partners is the leading global private equity firm specializing in equity investments in media, communications, information and education companies around the world. The principals of Providence manage funds with $23 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm’s inception in 1989. Significant existing and prior investments include Altegrity, Archipelago Learning, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Hulu, ikaSystems Corporation, Idea Cellular, Kabel Deutschland, NexTag, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, London, Los Angeles, Hong Kong and New Delhi. Visit www.provequity.com for more information.
Forward-Looking Statements
Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the inability to complete the acquisition (the “Merger”) by an affiliate of Providence due to the failure (a) to satisfy other conditions to the completion of the Merger contemplated by the Merger Agreement; or (b) to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; (ii) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the Merger; (iii) the occurrence of any other event, change or circumstance that could give rise to a termination of the Merger Agreement; (iv) the fact that, if the Merger is not consummated due to a breach of the Merger Agreement by the affiliates of Providence that are parties to the Merger Agreement, SRA’s remedy may be limited to receipt of a termination fee of $112.9 million, and if the Merger is not consummated under certain circumstances, SRA is not entitled to receive any such termination fee; (v) if the Merger Agreement is terminated under specified circumstances, SRA may be required to pay an affiliate of Providence a termination fee of up to $47 million; (vi) the diversion of management’s attention from ongoing business concerns due to the announcement and pendency of the Merger; (vii) the effect of the announcement of the Merger on the Company’s business relationships, operating results and business generally; (viii) the effect of the Merger Agreement’s contractual restrictions on the conduct of the Company’s business prior to the completion of the Merger; (ix) the possible adverse effect on the price of the Company’s common stock if the Merger is not completed in a timely matter or at all; (x) the amount of the costs, fees, expenses and charges related to the Merger; (xi) reduced spending levels and changing budget priorities of the Company’s largest customer, the United States federal government, which accounts for more than 95% of the Company’s revenue; (xii) failure to comply with complex laws and regulations, including but not limited to the False Claims Act, the Federal Acquisition Regulations, the Truth in Negotiations Act, the U.S. Government Cost Accounting Standards and the Foreign Corrupt Practices Act; (xiii) possible delays or overturning of the Company’s government contract awards due to bid protests, loss of contract revenue or diminished opportunities based on the existence of organizational conflicts of interest or failure to perform by other companies on which the Company depends to deliver products and services; (xiv) security threats, attacks or other disruptions on the Company’s information infrastructure, and failure to comply with complex network security and data privacy legal and contractual obligations or to protect sensitive information; (xv) inability or failure to adequately protect the Company’s proprietary information or intellectual property rights or violation of third party intellectual property rights; (xvi) potential for significant economic or personal liabilities resulting from failures, errors, delays or defects associated with products, services and systems the Company supplies; (xvii) adverse changes in federal government practices; (xviii) appropriation uncertainties; (xix) price reductions, reduced profitability or loss of market share due to intense competition, including for U.S. government contracts or recompetes, and commoditization of services the Company offers; (xx) failure of the customer to fund a contract or exercise options to extend contracts, or the Company’s inability to successfully execute awarded contracts; (xxi) any adverse results of audits and investigations conducted by the Defense Contract Audit Agency or any of the Inspectors General for various agencies with which the Company contracts, including, without limitation, any determination that the Company’s contractor management information systems or contractor internal control systems are deficient; (xxii) difficulties accurately estimating contract costs and contract performance requirements; (xxiii) challenges in attracting and retaining key personnel or high-quality employees, particularly those with security clearances; (xxiv) failure to manage acquisitions or divestitures successfully (including identifying and valuating acquisition targets and integrating acquired companies), losses associated with divestitures or the Company’s inability to enter into divestitures at attractive prices and on desired timelines; (xxv) inadequate insurance coverage; and (xxvi) pending litigation and any resulting sanctions, including but not limited to penalties, compensatory damages or suspension or debarment from future government contracting.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of July 15, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to July 15, 2011.
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